UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2019

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Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

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Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (908) 967-6677

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 1, 2019, we entered into securities purchase agreements with institutional investors and accredited investors for the sale by us of an aggregate of 3,430,421 shares of our common stock at a purchase price of $1.545 per share. Concurrently with the sale of the shares, pursuant to the securities purchase agreements, we also sold to the investors unregistered warrants to purchase an aggregate of up to 3,430,421 shares of our common stock. The aggregate gross proceeds for the sale of the shares and warrants were approximately $5.3 million. Subject to certain ownership limitations, the warrants are exercisable immediately upon issuance at an exercise price equal to $1.42 per share of common stock, subject to adjustments as provided under the terms of the warrants. The warrants are exercisable for two years from the issuance date. We closed the sales of these securities on April 3, 2019.

The net proceeds to us from the transactions, after deducting placement agent fees and expenses and the estimated offering expenses, are expected to be approximately $4.8 million, excluding the proceeds, if any, from the exercise of the warrants. We intend to use the net proceeds from the offering for general corporate purposes, including our Phase 3 clinical trial for Mino-Lok, our Phase 2b clinical trial of Halobetasol-Lidocaine cream, development of Mino-Wrap and working capital and capital expenditures.

The shares of common stock (but not the warrants or shares issuable upon exercise of the warrants) were offered and sold by us pursuant to an effective “shelf” registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on November 9, 2017 and subsequently declared effective on December 15, 2017 (File No. 333-221492). We have filed a prospectus supplement and the accompanying prospectus in connection with the sale of the shares of common stock.

The warrants and the shares issuable upon exercise of the warrants are being sold and issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the securities purchase agreements were made solely for the benefit of the parties to the securities purchase agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the securities purchase agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, our company. Accordingly, the form of securities purchase agreement is included with this filing only to provide investors with information regarding the terms of the transactions. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the securities purchase agreements, which subsequent information may or may not be fully reflected in public disclosures.

We also entered into an engagement letter with H.C. Wainwright & Co., LLC, dated March 22, 2019, pursuant to which Wainwright agreed to serve as exclusive placement agent for the issuance and sale of the shares of common stock and warrants. We paid Wainwright an aggregate fee of $371,000, which is equal to 7% of the gross proceeds received by us from the sale of the securities in the transactions. Pursuant to the engagement letter, we also granted to Wainwright and its designees warrants to purchase up to an aggregate of 240,130 shares of common stock, which represents 7% of the aggregate number of shares sold in the transactions. The placement agent warrants have substantially the same terms as the investor warrants, except that the exercise price of the placement agent warrants is $1.93125 per share. The placement agent warrants and the shares issuable upon exercise of the placement agent warrants are being issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. We also reimbursed Wainwright for non-accountable expenses of $35,000, legal fees and other out-of-pocket expenses of $50,000 and clearing expenses of $10,000. The engagement letter has indemnity and other customary provisions for transactions of this nature.

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The forms of the securities purchase agreement, the investor warrant and the placement agent warrant, as well as the engagement letter are filed as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing descriptions of the securities purchase agreement, the investor warrant, the placement agent warrant and the engagement letter are not complete and are qualified in their entirety by reference to Exhibits 10.1, 4.1, 4.2 and 10.2, respectively.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 of this Report related to the investor warrants and the placement agent warrants is incorporated herein by reference.

Item 8.01	Other Events.

On April 1, 2019, the Company issued a press release announcing the pricing of the offering of 3,430,421 shares at $1.545 per share. A copy of the press releases is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibit
4.1	Form of investor warrant.

4.2	Form of placement agent warrant.

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.

10.1	Form of Securities Purchase Agreement, dated April 1, 2019, by and between Citius Pharmaceuticals, Inc. and the purchasers named therein.

10.2	Engagement letter, dated March 22, 2019, between Citius Pharmaceuticals, Inc. and H.C. Wainwright & Co., LLC.

23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

99.1	Press release, dated April 1, 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: April 3, 2019	By:	/s/ Myron Holubiak
Myron Holubiak President and Chief Executive Officer

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